SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 20, 2002

MEDSTONE INTERNATIONAL, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-16752	66-0439440
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Columbia, Suite 100, Aliso Viejo, CA 92656

(Address of Principal Executive Offices)

(949) 448-7700

(Registrants’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

1)    MEDSTONE DIVESTS INTEREST IN MEDICREDIT

On December 20, 2002, the Company announced that is has completed a transaction regarding its investment in Medicredit.com, Inc. The Company has received a total of $1 million in cash for a combination of its 46% holding of Medicredit stock and the loan balance outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDSTONE INTERNATIONAL, INC.

Dated: December 20, 2002
	By:	\s\ Mark Selawski
Mark Selawski Chief Financial Officer

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EXHIBITS

Number	Description	Page No.

28.1	Press Release	5

	MEDSTONE DIVESTS INTEREST IN MEDICREDIT

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